Calculation of Filing Fee Tables
F-10
Sprott Physical Copper Trust
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Other	Units	457(o)			$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 69,050.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered under the Registration Statement to which this exhibit pertains (this "Registration Statement") such indeterminate number of units of Sprott Physical Copper Trust (the "Registrant"), as shall have an aggregate initial offering price not to exceed US$500,000,000. The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Sprott Physical Copper Trust	F-10	333-295543	05/04/2026		$ 69,050.00	Other	Units		$ 924,873,581.71
Fee Offset Sources		Sprott Physical Copper Trust	F-10	333-295543		05/04/2026						$ 138,100.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	As the total filing fee required for this registration statement is US$69,050, taking into consideration the available offset of US$127,725.04 from the May 2026 Registration Statement (as defined below), the Registrant has accordingly transmitted US$0.00 otherwise due for this Registration Statement. The Registrant previously paid a registration fee of US$138,100 in connection with its Registration Statement on Form F-10 (File No. 333-295543) (the "May 2026 Registration Statement"), initially filed on May 4, 2026, which registered an aggregate principal amount of US$1,000,000,000 of units of the Registrant, to be offered by the Registrant from time to time (the "Original Offering"). The gross proceeds from the Original Offering was US$75,126,418.29. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the remaining US$127,725.04 of the previous registration fee paid under the May 2026 Registration Statement against the total registration fee of US$69,050 due herewith. As a result, a US$0.00 registration fee is payable in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities under the May 2026 Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date